UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2024, Yoshiharu Global Co. (the “Company”) executed an amended and restated asset purchase agreement (the “A&R Asset Purchase Agreement”), dated June 12, 2024, by and between the Company and Mr. Jiyuck Hwang, a restaurant operator (“Seller”) which amended and restated that certain Asset Purchase Agreement originally dated as of November 21, 2023 as described in the Company’s Form 8-K filed with the SEC on November 27, 2023. The parties executed the A&R Asset Purchase Agreement to allow for separate closings of the restaurants at the request of a lender, and for each closing to become effective as of April 20, 2024.

Pursuant to the A&R Asset Purchase Agreement, the Company will purchase all or substantially all of the assets of the following three restaurant entities owned by the Seller: Jjanga, HJH and Aku (the “Acquisition”). The Company agreed to pay the Seller $1,800,000 in cash, a promissory note in the principal amount of $600,000 (the “Promissory Note”) and a convertible note having a principal amount of $1,200,000 which shall be convertible into the Company’s Class A common stock in accordance with the terms therein (the “Convertible Note”). Additionally, the Company has entered into an employment agreement with the Seller whereby the Seller will serve as the Managing Director of each restaurant upon consummation of the Agreement (the “Employment Agreement”). The A&R Asset Purchase Agreement also contains customary representations, warranties, indemnification provisions and closing conditions including the required audit of target assets in accordance with applicable SEC regulations.

The principal sum of the Promissory Note shall be repaid by the Company to the Seller in two equal installments due November 30, 2024 and November 30, 2025. Each annual installment shall be in the amount of $300,000. The Promissory Note specifies that payments shall be made without the addition of interest. If the Company fails to make any payments as required, the Promissory Note states that the entire balance shall become immediately due and payable.

The Convertible Note states that the principal sum shall accrue interest at a rate of 0.5% per annum and specifies that the maturity date is one year from the closing date. The terms of the Convertible Note provide that upon the maturity date, the Seller has the right to convert any outstanding and unpaid portion of the Convertible Note into the Class A Common stock of the Company. If the Seller chooses to exercise this right, the conversion price will be 150% of the average of the highest and lowest prices of the Company’s stock during the five business days immediately after the closing date of the Amended Asset Agreement (the “Conversion Price Formula”). If the closing stock price on the conversion date is lower than the price produced via the Conversion Price Formula, the Seller shall have the option to choose the cash receipt of any outstanding and unpaid portion of the Convertible Note or convert any outstanding and unpaid portion of the Convertible Note into the Company’s stock using the same Conversion Price Formula. If the stock price on the conversion date is higher than the price produced by the Conversion Price Formula, the Seller shall convert any outstanding and unpaid portion of the Convertible Note into the Company’s stock. Upon choosing to convert, the Seller must provide written notice to the Company indicating the portion of the Convertible Note to be converted.

The Employment Agreement sets out Mr. Hwang’s position, duties, compensation, employment term and termination rights. Mr. Hwang will serve as Managing Director of Yoshiharu LV which will manage the new Las Vegas restaurants. He will be paid an annual base salary of $180,000 with a performance bonus schedule based on how much money in excess of the target EBITDA Yoshiharu LV achieves. Under this performance incentive program, Mr. Hwang is eligible for Restricted Stock Units worth up to $100,0000. The Employment Agreement specifies that he will be employed for an initial term of 3 years, beginning immediately after the closing date of the Amended Asset Agreement, subject to extension or early termination. The termination clause of the Employment Agreement provides that either party may terminate employment with or without cause upon 60 days written notice to the other party. If Mr. Hwang’s employment is terminated with or without cause, he is not entitled to receive a severance package.

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Item 2.01 Completion of Acquisition or Disposition of Assets

On June 12, 2024, the Company closed the Acquisition described in Item 1.01 above for an aggregate $3.6 million. The Company intends on filing the requisite financial statements required by the SEC by amendment.

The summary provided herein of the A&R Asset Purchase Agreement is qualified in its entirety by reference to the whole of such agreement, which is included as Exhibit 10.1 attached hereto and the summarizes of the Promissory Note, Convertible Note and the Employment Agreement are qualified in their entirety by reference to the whole of each instrument, which were each included as Exhibits to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2023 (and also referenced herein).

Item 9.01 Exhibits

The Promissory Note, Convertible Note and Employment Agreement were previously filed with the SEC on the Company’s Current Report on Form 8-K on November 27, 2023. There were no changes to any of these agreements in the A&R Asset Purchase Agreement.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase Agreement by and between the Company and the Seller dated June 12, 2024

10.2	Seller Carry Loan Note (incorporated by reference to Exhibit 99.2 to our Current Report on Form 8-K filed on November 27, 2023).

10.3	Convertible Note Agreement (incorporated by reference to Exhibit 99.3 to our Current Report on Form 8-K filed on November 27, 2023)

10.4	Employment Offer Letter of Jiyuck Hwang (incorporated by reference to Exhibit 99.4 to our Current Report on Form 8-K filed on November 27, 2023)

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2024

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer

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